Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Opus Bank:

We consent to the use of our report dated March 14, 2018, with respect to the consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows of Opus Bank and subsidiaries for the year ended December 31, 2017, and the related notes, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Irvine, California
March 13, 2020